UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2025

Lomond Therapeutics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56377	87-2959575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 The Green Ste 8490 Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

(212) 739-6400

(Registrant’s telephone number, including area code)

Venetian-1 Acquisition Corp.

55 NE 5th Ave.

Suite 401

Boca Raton, Florida 33432

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Lomond Therapeutics Holdings, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on November 7, 2024 (the “Original Form 8-K”), on November 1, 2024, the Company entered into a subscription agreement with certain investors (the “Subscription Agreement”) whereby the Company issued an aggregate of $43.9 million of our shares of common stock pursuant to a private placement offering and the conversion of certain simple agreements for future equity (“SAFEs”) issued by Lomond Therapeutics Operating Corporation (“Legacy Lomond”), which included (i) 8,241,375 shares of our common stock issued and sold at a purchase price of $4.00 per share in cash (the “Offering Price”) pursuant to the Subscription Agreement; (ii) 1,078,124 shares of our common stock at a price of $3.20 pursuant to the conversion of certain SAFEs issued by Legacy Lomond in October 2024, and (iii) 2,083,332 shares of our common stock at a price of $3.60 pursuant to the conversion of certain SAFEs issued by Legacy Lomond in August 2024. The private placement offering is referred to herein as the “Offering.”

Pursuant to the Subscription Agreement, we had the ability to hold one or more subsequent closings prior to November 30, 2024, to sell up to an additional 4,021,125 shares at the Offering Price (each a “Subsequent Closing”).

On January 24, 2025, we entered into an amendment to the Subscription Agreement (“Amendment No. 1 to Subscription Agreements”) with the requisite holders in the original Offering to extend the Subsequent Closings end date from November 30, 2024 to February 28, 2025, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

On January 24, 2025, we conducted a Subsequent Closing under the Subscription Agreement, as amended, whereby we issued and sold to an investor an aggregate of 2,500,000 shares of common stock at the Offering Price on the same terms as provided in the Offering as set forth in the Original Form 8-K, including, specifically, the entry into a registration rights agreement to register the common stock issued in the Subsequent Closing (the “Second Closing”).

The Company received gross proceeds of $10,000,000 in connection with the Second Closing (before deducting placement agent fees and expenses of the offering which are estimated at $0.65 million) and currently intends to use proceeds raised in the Second Closing for working capital and general corporate purposes.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 regarding the issuance of common stock is hereby incorporated herein by reference.

The common stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and was issued to the recipient in a transaction exempt from registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Accordingly, the common stock constitutes “restricted securities” within the meaning of Rule 144 under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Amendment No. 1 to Subscription Agreements, dated January 24, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOMOND THERAPEUTICS HOLDINGS, INC.

Date: January 30, 2025	By:	/s/ Iain Dukes
Iain Dukes
Chief Executive Officer and Chairman

2